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                                                                    Exhibit 99.1


         AMENDMENT to LOAN AGREEMENT dated as of September 28, 2001, among STUDENT ADVANTAGE, INC. for itself and the Subsidiary Guarantors, and RESERVOIR CAPITAL PARTNERS, L.P., as Administrative Agent, for itself and the Lenders.

         WHEREAS, the parties entered into a Loan Agreement dated as of June 25, 2001 (the "Loan Agreement"), and amended the Loan Agreement by an Amendment dated as of September 28, 2001; and

         WHEREAS, the parties desire to further amend the Loan Agreement pursuant to the terms of this Amendment.

         NOW, THEREFORE, for one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

                  1. The fiscal quarter ending September 30, 2001 referred to in
         Section 7.10(f) of the Loan Agreement, as amended, shall instead be deemed to end on October 1, 2001.

                  2. The Borrower represents that the conditions set forth in
         Section 5.02 of the Loan Agreement are satisfied as of the date hereof as if the Lenders were making Loans as of the date hereof.

                  3. Except as specifically stated above, the Loan Agreement remains in full force and effect and is not modified or amended hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                  STUDENT ADVANTAGE, INC.,
                  for itself and the Subsidiary Guarantors

                      By /s/ Raymond V. Sozzi, Jr.
                         -------------------------
                      Name:  Raymond V. Sozzi, Jr.
                      Title:    President

                  RESERVOIR CAPITAL PARTNERS, L.P.,
                  individually and as Administrative Agent, for each Lender

                  By: Reservoir Capital Group, L.L.C.,
                  General Partner
                      By /s/ Gregg Zeitlin
                         -------------------------
                      Name: Gregg Zeitlin
                      Title: Managing Director